Exhibit 10.223
THIRD AMENDMENT TO
DEFERRED COMPENSATION PLAN
OF ERIE INDEMNITY COMPANY
(As Amended and Restated Effective as of January 1, 2009)
WHEREAS, Erie Indemnity Company (the “Company”) maintains the Deferred Compensation Plan of Erie Indemnity Company (the “Plan”); and
WHEREAS, Article Four of the Basic Plan Document of the Plan provides that the Board of Directors of the Company (the “Board”) may amend or terminate the Plan; and
WHEREAS, the Company desires to amend Article Four of the Basic Plan Document of the Plan to provide that the Executive Compensation and Development Committee of the Board may amend or terminate the Plan; and
WHEREAS, the Company’s Board of Directors approved the aforementioned amendment at its meeting on October 26, 2021 and reflected in the minutes thereto.
NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as of October 26, 2021:
    1.    Sections 2.6 through 2.12 of the Basic Plan Document are hereby renumbered sequentially as Sections 2.7 through 2.13.
    2.    A new Section 2.6 is added to the Basic Plan Document, which provides as follows:
    “2.6    “Committee” shall mean the Executive Compensation and Development Committee of the Board or its successor, as designated by the Board.”
    3.    Article Four of the Basic Plan Document is hereby amended to replace the reference to “Board” with a reference to “Committee”.
    4.    Section 2.7 of Appendix A is hereby amended and restated in its entirety to provide as follows:
    “2.7    “Committee” is a term that is defined in Article Two of the Basic Plan Document.”
    5.    Section 2.7 of Appendix B is hereby amended and restated in its entirety to provide as follows:
    “2.7    “Committee” is a term that is defined in Article Two of the Basic Plan Document.”

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed this 21st day of December 2021.

ERIE INDEMNITY COMPANY

ATTEST:

/s/ Brian W. Bolash	By: /s/ Gregory J. Gutting
Title: Executive Vice President & CFO
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